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                                                                    EXHIBIT 23.1

The Board of Directors
BancorpSouth, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG LLP


Memphis, Tennessee
November 13, 2001